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                                                                     Exhibit 5.1

Plaza VII, Suite 3300
45 South Seventh Street
Minneapolis, MN  55402-1609

612.607.7000
Fax  612.607.7100



April 27, 2005



Verso Technologies, Inc.
400 Galleria Parkway, Suite 300
Atlanta, GA 30339


RE: VERSO TECHNOLOGIES, INC. - REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special Minnesota law counsel to Verso Technologies, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of the offer and resale of 61,640,000 shares (the "Shares") of the common stock, $0.01 par value per share (the "Common Stock"), of the Company pursuant to the Company's registration statement on Form S-3, as amended (Reg. No. 333-123591), as originally filed with the Securities and Exchange Commission on March 25, 2005 and as amended on the date hereof (the "Registration Statement"), on behalf of the certain selling shareholders named therein. The Shares consist of (i) 27,000,000 shares of Common Stock (the "Conversion Shares") issuable upon conversion of the Company's outstanding 6% Senior Unsecured Convertible Debentures issued on February 4, 2005 (the "Senior Debentures"); (ii) 10,800,000 shares of Common Stock (the "Series A Warrant Shares") issuable upon exercise of the Company's outstanding Series A Warrants issued in connection with the Senior Debentures (the "Series A Warrants"); (iii) 10,000,000 shares of Common Stock (the "Series B Warrant Shares" and, together with the Series A Warrant Shares, the "Warrant Shares") issuable upon exercise of the Company's outstanding Series B Warrants issued in connection with the Senior Debentures (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"); (iv) 1,512,000 shares of Common Stock (the "Broker Shares") issuable upon exercise of outstanding warrants issued by the Company to certain placement agents and, at the direction of such placement agents, their employees in connection with the Company's sale of its Senior Debentures and Warrants (the "Broker Warrants"); and (v) 12,328,000 shares of Common Stock (the "Adjustment Shares") which may become issuable without receipt of additional consideration by the Company by reason of certain anti-dilution adjustments affecting the Senior Debentures, Warrants and Broker Warrants. The Debentures, the Conversion Shares, the Warrants, the Warrant Shares, the Broker Warrants, the Broker Shares and the Additional Shares are collectively referred to herein as the "Securities."

In our capacity as special counsel for the Company in connection with such registration and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements

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Verso Technologies, Inc.
April 27, 2005
Page 2

and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that: (i) the Conversion Shares have been duly authorized for issuance and will be, upon conversion of the Senior Debentures in accordance with the terms of the Senior Debentures, validly issued, fully paid and non-assessable; (ii) the Warrant Shares have been duly authorized for issuance and will be, upon exercise of the Warrants in accordance with the respective terms of the Warrants, validly issued, fully paid and non-assessable;
(iii) the Broker Shares have been duly authorized for issuance and will be, upon exercise of the Broker Warrants in accordance with the terms of the Broker Warrants, validly issued, fully paid and non-assessable; and (iv) the Additional Shares have been duly authorized for issuance and will be, upon conversion or exercise of the Senior Debentures, Warrants or the Broker Warrants, as applicable, in accordance with the respective terms of the Senior Debentures, Warrants or the Broker Warrants, as applicable, validly issued, fully paid and non-assessable.

We express no opinion with respect to laws other than the state laws of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Very truly yours,

/s/ OPPENHEIMER WOLFF & DONNELLY LLP